                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           DEAN WITTER PREMIER INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |         ERV            |
       T  =   |    \  |    -------------       |  - 1
              |     \ |          P             |
              |      \|                        |
              |_                              _|

      T = AVERAGE ANNUAL COMPOUND RETURN
      n = NUMBER OF YEARS
    ERV = ENDING REDEEMABLE VALUE
      P = INITIAL INVESTMENT


                                                                                 (A)
 $1,000             ERV AS OF           AGGREGATE          NUMBER OF             AVERAGE ANNUAL
INVESTED - P        31-Oct-96        TOTAL RETURN           YEARS - n           COMPOUND RETURN - T
------------       ----------      --------------     ---------------           -------------------

  31-Oct-95         $1,019.20             1.92%               1.00                         1.92%

  31-Oct-91         $1,207.90            20.79%               5.00                         3.85%

  01-Jul-91         $1,285.30            28.53%               5.34                         4.82%



(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                    _                              _
                   |        ______________________  |
FORMULA:           |       |                        |
                   |  /\ n |         EV             |
            t  =   |    \  |    -------------       |  - 1
                   |     \ |          P             |
                   |      \|                        |
                   |_                              _|

                       EV
           TR  =   ----------       - 1
                        P


      t = AVERAGE ANNUAL COMPOUND RETURN
          (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
     EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
      P = INITIAL INVESTMENT
     TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                                       (C)                                      (B)
  $1,000            EV AS OF          TOTAL             NUMBER OF               AVERAGE ANNUAL
INVESTED - P        31-Oct-96         RETURN - TR       YEARS - n               COMPOUND RETURN - t
------------       ----------         -----------       -------------           -------------------

  31-Oct-95         $1,050.70               5.07%             1.00                        5.07%

  31-Oct-91         $1,245.20              24.52%             5.00                        4.48%

  01-Jul-91         $1,325.10              32.51%             5.34                        5.42%


(D)      GROWTH OF $10,000*
(E)      GROWTH OF $50,000*
(F)      GROWTH OF $100,000*

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

*ORIGINAL VALUE $9,700,$48,500 & $97,500 RESPECTIVELY ADJUSTED FOR 3.0%, 3.0% & 2.5% SALES CHARGES



                                  (D)                      (E)                       (F)
 $10,000*          TOTAL          GROWTH OF                GROWTH OF                 GROWTH OF
INVESTED - P       RETURN - TR    $10,000 INVESTMENT - G   $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------       -----------    ----------------------   ----------------------    -----------------------
     01-Jul-91        32.51               $12,853             $64,267                      $129,197


                              PREMIER INCOME TRUST

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                    10/31/96


                               6
YIELD = 2 { [ ( (a-b) / cd ) + 1 ] - 1 }



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
          d = The maximum offering price per share on the last day of the period


                                                                               6
YIELD = 2 { [ ( (171,738.49 - 58,688.41) / 2,971,207.325 X 9.02) + 1 ] - 1}

                                         =   5.12%